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                                  EXHIBIT 99.1

April 22, 2003

NB&T Financial Group, Inc. (Company), parent company of The National Bank and Trust Company, Wilmington, Ohio, (Bank) announced net income for the first quarter of 2003 of $1.64 million, or $.52 per diluted share, compared to $1.54 million, or $.49 per diluted share, for the same period last year.

Net interest income was $5.64 million for the first quarter of 2003, down slightly from $5.66 million for the same quarter last year. Interest income totaled $9.29 million for the first quarter of 2003, a decrease of 11.1% from $10.45 million during the same period last year. Although average loans and securities outstanding increased 1.01% and 5.32% compared to the prior year, the effect of the decline in their average yields exceeded the effect of those gains. The yield on average loans decreased from 7.81% in the first quarter of 2002 to 7.08% in the first quarter of 2003. The average tax-equivalent yield on securities decreased from 5.71% for the first quarter last year to 4.51% for the first quarter of this year. A decrease in interest expense of 23.8% to $3.65 million during the first quarter of 2003 from $4.79 million during the same period last year offset most of the decrease in interest income. Average interest-bearing liabilities decreased 1.21% from last year to $572.7 million, and their cost decreased from 3.35% during the first quarter of last year to 2.58% in the first quarter of this year. Tax-equivalent net interest margin decreased to 3.72% for the first quarter of this year from 3.79% for the first quarter of last year.

The provision for loan losses was $540,000 during the first quarter of 2003 compared to $375,000 during the first quarter of last year. The higher provision for loan losses in the first quarter of 2003 was primarily attributable to an increase in net charge-offs. Net charge-offs were $427,000, compared to $317,000 for the same period in 2002.

Non-interest income was $2.06 million, 5.3% above the first quarter of 2002. The increase was primarily due to increases in service charges on deposits and insurance agency commissions. The Company also had $546,000 in securities gains in the first quarter of 2003. Non-interest expense was $5.72 million for the first quarter of 2003, an increase of 8.2% over the $5.29 million for the first quarter of 2002. The increase occurred primarily in salaries and benefits expense.

Performance ratios for the first quarter of 2003 included a return on assets of ..97%, and a return on equity of 11.47%.

Total assets grew 2.9% from last year to $706.3 million. Net loans were $388.2 million, an increase of 3.6%, and total deposits decreased 1.5% to $486.9 million. Book value per share was $17.86 and equity to assets was 8.2% as of March 31, 2003.

On March 18, 2003 the Board of Directors declared a dividend of $0.24 per share, payable April 25, 2003 to shareholders of record on March 31, 2003. This is an increase of 4.4% from the first quarter of 2002.

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NB&T Financial Group, Inc. & Subsidiaries
Consolidated Financial Highlights
(thousands, except per share data)
(unaudited)

                                                               For the Three Months Ended
                                                                         March 31
                                               ------------------------------------------------------------
                                                                                               Percent
                                                       2003                2002                Change
                                               ------------------  ------------------     ----------------
Interest income                                 $       9,285       $     10,446                  (11.1)%
Interest expense                                        3,647              4,785                  (23.8)
                                               ------------------  ------------------
  Net interest income                                   5,638              5,661                   (0.4)
Provision for loan losses                                 540                375                   44.0
                                               ------------------  ------------------
  Net after provision                                   5,098              5,286                   (3.6)
Securities gains (losses)                                 546                  -                      -
Non-interest income                                     2,063              1,959                    5.3
Non-interest expense                                    5,721              5,288                    8.2
                                               ------------------  ------------------
  Income before income tax                              1,986              1,957                    1.5
Income tax                                                349                418                  (16.5)
                                               ------------------  ------------------
  Net income                                    $       1,637       $      1,539                    6.3
                                               ==================  ==================

Per share:

Net income - basic                              $        0.52       $       0.50                    4.0%
Net income - diluted                            $        0.52       $       0.49

Dividends                                                0.24               0.23                    4.3
Book value (a)                                          17.86              15.81                   12.9

Ratios:

Return on Assets                                         0.97%              0.91%                   6.6
Return on Equity                                        11.47              12.15                   (5.6)
Equity to Assets Ratio                                   8.20               7.39                   11.0

                                                                         March 31
                                               ------------------------------------------------------------
                                                                                               Percent
                                                       2003                2002                Change
                                               ------------------  ------------------     ----------------
Cash and due from banks                         $      19,282       $     20,460                   (5.8)%
Short-term funds                                        8,797             14,561                  (39.6)
Securities                                            244,041            224,885                    8.5
Loans-net                                             388,242            374,735                    3.6
Other assets                                           30,909             37,214                  (16.9)
                                               ------------------  ------------------
Total assets                                    $     706,346       $    686,585                    2.9
                                               ==================  ==================

Demand deposits                                 $      52,052       $     51,124                    1.8
Time deposits                                         434,888            443,406                   (1.9)
Short-term borrowings                                  21,645             22,671                   (4.5)
Long-term debt                                        135,857            114,470                   18.7
Other liabilities                                       3,988              4,203                   (5.1)
Shareholders' equity                                   57,916             50,711                   14.2
                                               ------------------  ------------------
Total liabilities and capital                   $     706,346       $    686,585                    2.9
                                               ==================  ==================

(a) Includes unallocated ESOP shares

                                  End of Filing